Exhibit 99.1

December 13, 2018

To Our Fellow Shareholders:

Amazon’s decision to locate its new headquarters in National Landing is a watershed moment for our region and for JBG SMITH.  It validates the strength of our market’s labor pool, our existing infrastructure, and our ability to accommodate growth.  It also affirms the locational strength of National Landing and our repositioning strategy in the submarket.  Amazon’s presence and growth will create critical mass and a center of gravity for our growing technology sector, and it will usher in sweeping infrastructure projects that will have a lasting impact on our ability to sustain high levels of long-term growth.

As we have noted on many occasions, our primary focus is on long-term value creation and maximizing the net asset value (NAV) per share of JBG SMITH.  With approximately 42% of our total holdings located within a ½ mile of Amazon’s new headquarters and with approximately 71% ownership of the office market in National Landing, we believe this transaction is immediately accretive to our NAV and will enable us to achieve a higher NAV growth rate over the long term.  In this letter, we describe the significance of Amazon’s decision to locate its new headquarters in National Landing and its immediate and long-term impact on JBG SMITH.  We have also included a brief investor presentation that provides additional information.

What is National Landing?

National Landing is the newly defined interconnected and walkable neighborhood in Northern Virginia that encompasses Crystal City, the eastern portion of Pentagon City and the northern portion of Potomac Yard.  The map below highlights the area that is included in National Landing.  For more information about JBG SMITH’s holdings in National Landing please see page 8 of the investor presentation.

Summary of Amazon Impact

•                  Real Estate Transaction NAV Accretive on a Stand-Alone Basis

•                  Leases for approximately 537,000 square feet, with approximately $95 million of incremental JBG SMITH investment, expected to generate a combined net effective rent of approximately $35 per square foot

•                  $294 million proposed land sale (approximately $72/FAR) produces NAV accretion of over $1.00/share, and we believe Amazon’s presence in National Landing will increase our expected NAV growth rate over the long term

•                  Development and property management fees are expected to more than offset the declining revenues from the legacy JBG Funds

•                  Approximately $4.3 Billion of Third-Party Investments in and around National Landing

•                  $2.5 billion investment by Amazon, including the construction of approximately 4.1 million square feet of new office space to accommodate between 25,000 — 37,850 employees

•                  $1.8 billion infrastructure and education investment by state and local governments, as well as Virginia Tech and George Mason University

•                  Two new Metro entrances (Crystal Drive and Potomac Yard)

•                  Pedestrian bridge to Reagan National Airport immediately adjacent to JBG SMITH holdings

•                  New commuter rail hub (VRE) immediately adjacent to JBG SMITH holdings

•                  Lowering elevated sections of Route 1 that currently divide National Landing

•                  Approximately $500 million of funding for an innovation campus anchored by Virginia Tech in National Landing

•                  Approximately $425 million of education investments from George Mason University and the Commonwealth of Virginia

•                  Positive Near-Term JBG SMITH Portfolio Impact through Accelerated Market Stabilization and Submarket Repositioning

•                  National Landing occupancy gain expected to accelerate with increased organic and “coat tail” demand

•                  Accelerated and accretive JBG SMITH investment in National Landing, including Central District Retail, 1770 Crystal Drive, and 1900 Crystal Drive

•                  Submarket rebranding amidst transformative inflection point

•                  Significant Long-Term Market Impact due to Expected Occupancy Gain and Income Growth

•                  National Landing has approximately 50,000 office workers today.  Amazon’s addition of at least 25,000 — 37,850 jobs is expected to drive substantial increases in future demand for commercial and residential space

•                  JBG SMITH owns approximately 6.2 million square feet of operating office, 2,850 multifamily units, and controls approximately 7.4 million square feet of development density within National Landing representing years of future investment opportunity immediately proximate to Amazon’s new headquarters

•                  We believe the real estate fundamentals in National Landing will surpass other close-in Northern Virginia submarkets and approach convergence with Washington, DC

•                  The experience of Seattle and the South Lake Union neighborhood, the submarket at the core of Amazon’s campus, offers some insight into the level of technology growth and office rental rate growth that we could expect from Amazon’s anticipated growth in National Landing.  While Amazon built out its downtown campus between 2010 and 2018, according to data from the BLS, JLL, and Eastdil, Seattle saw the following:

•                  Approximately 170,000 jobs in excess of historical averages and Amazon’s direct job growth were added

•                  Other tech companies expanded by over 5.5 million square feet

•                  Metro Seattle office rents grew 5.4% annually

•                  South Lake Union office occupancy increased from 73% to 95%

•                  Office rents in South Lake Union grew 5.2% annually compared to flat growth in the preceding decade

•                  Class B office rents in South Lake Union grew 6.4% annually compared to (4.5%) in the prior 8 years.

•                  Office cap rates in South Lake Union average 4.4% and are currently inside CBD Seattle at 4.9%

•                  Ample Capacity to Fund Growth

•                  Approximately $565 million JBG SMITH investment in Central District Retail, the Amazon leases at 241 18th Street S. and 1800 South Bell Street, 1770 Crystal Drive, and 1900 Crystal Drive over the next three years

•                  Net Debt/Adjusted EBITDA ratio expected to peak in the mid-7x’s and stabilize at or near current levels if funded entirely on our balance sheet, assuming no additional capital recycling activity beyond those transactions currently under contract or in negotiations

NAV Accretive Real Estate Transaction

We believe the initial real estate transaction with Amazon will be accretive to our NAV in the immediate term, and Amazon’s presence in the submarket will increase our expected NAV growth rate over the long term.  Note that all information in this letter regarding Amazon deal terms reflects proposed arrangements with Amazon and remains subject to definitive documentation or legislative approval, as applicable.

Lease Transaction Details

Amazon is expected to lease approximately 537,000 square feet of existing office space at 241 18th Street S. (approximately 88,000 square feet), 1800 South Bell Street (full building lease for approximately 191,000 square feet), and 1770 Crystal Drive (full building lease for approximately 258,000 square feet).  The net effective rent of these three combined lease transactions is approximately $35 per square foot.  The average net effective rent of leases executed within our National Landing portfolio over the past five quarters has been $34.20 per square foot.  Our estimated incremental investment related to the leases at 241 18th Street S. and 1800 South Bell Street is approximately $15 million, which includes base building work and tenant improvements.  The leases at 241 18th Street S. and 1800 South Bell Street are short to medium term deals until Amazon’s new buildings are built.  We expect Amazon to take occupancy of 241 18th Street S. and 1800 South Bell Street as individual floors become available throughout 2019.  When Amazon vacates the existing 191,000 square feet at 1800 South Bell Street, it will unlock a 500,000 square foot development opportunity proximate to Amazon’s headquarters.  Our estimated incremental investment at 1770 Crystal Drive is approximately $80 million, which includes remaining hard costs, soft costs, and tenant improvements related to redevelopment of that asset.  The lease at 1770 Crystal Drive is longer term, and we expect Amazon to take occupancy by the end of 2020.  We expect these Amazon leases along with other current leasing activity to accelerate the stabilization of the office market in National Landing, with the leased percentage of our operating office portfolio in the submarket expected to increase by approximately 3.5% in the beginning of 2019.

Land Sale Transactions

Amazon is expected to purchase Pen Place and Met 6, 7, and 8 land in our Future Development Pipeline with Estimated Potential Development Density of up to 4.1 million square feet for $294 million or approximately $72 per square foot.  This price is in line with comparable trades for shovel-ready land sites throughout close-in Arlington, Virginia.  Compared to our estimated total investment in these land sites, we believe that this transaction is accretive to our NAV by over $1.00/share.  We expect to close on the Mets 6, 7, and 8 proposed land sales as early as 2019 and Pen Place as early as 2020.  We expect to have the flexibility to determine closing dates on a timeline that facilitates 1031 exchange opportunities.

As we said in our year-end 2017 investor letter, we actively seek opportunities to turn land assets into income streams or retained capital.   We are typically a seller of land assets at pricing where implied go-forward yields on new development do not meet our return requirements, especially when we have flexibility to exchange dead land assets that have lain fallow for decades into income-producing assets with less risk and better long-term growth profiles.  In the case of Pen Place and Met 6, 7, and 8 at a land basis of $294 million and current market rents and construction costs, the expected yield on cost would be 5%-6%, assuming no additional carry cost or time value dilution before construction start.  With the ability to 1031 exchange this value into existing multifamily assets or new development projects, we expect to improve the risk adjusted return profile for the same or better NAV, especially when factoring in the approximately $2 million in annual property taxes (representing approximately $40 million of value accretion at a 5% cap rate) that will no longer be our obligation following closing.  In addition, the sale of Pen Place and Met 6, 7, and 8 accelerates our long-term objective of increasing our investment in multifamily, as we intend to redeploy the proceeds into either new development or income-producing multifamily assets.

Substantial Third-Party Investment

Amazon, along with state and local governments and universities have committed to invest a combined $4.3 billion in National Landing, with $850 million of that dedicated solely to infrastructure.  The bulk of those funds will be directed toward priorities that favor transit and walkability in and around National Landing.  In addition, at least $925 million will be made available for investment in education, including $500 million of funding for Virginia Tech to seed an innovation campus in the submarket.

Amazon’s minimum stated investment commitment to National Landing is $2.5 billion, including the construction of approximately 4.1 million square feet of new office space.  Amazon has committed to bring at least 25,000 employees to National Landing with state and local incentives that continue for up to as many as 37,850 employees.  As part of the incentive package, Amazon has committed to pay an average annual wage of at least $150,000, which is approximately 38% higher than the current average in Arlington, Virginia.

The Commonwealth of Virginia, Arlington County, the City of Alexandria, Virginia Tech and George Mason University have committed to fund approximately $1.8 billion of investment with additional funding available if Amazon creates more than its minimum commitment of 25,000 jobs.  These investments include:

•                  $850 million of investment in local infrastructure including:

•                  New Metro station entrance on Crystal Drive adjacent to JBG SMITH’s Central District Retail

•                  New Metro station entrance in Potomac Yard adjacent to JBG SMITH’s land holdings

•                  New commuter rail (VRE) station constructed adjacent to JBG SMITH’s 2121 Crystal Drive

•                  Commitment to improve Route 1 pedestrian experience, including lowering portions of the elevated highway, which will create additional development density and dramatically improve walkability throughout National Landing

•                  Pedestrian bridge to Reagan National Airport connected to the new commuter rail (VRE) station and immediately adjacent to JBG SMITH’s Crystal Drive assets

•                  $925 million for education including:

•                  $500 million for Virginia Tech-anchored innovation campus

•                  Similar to the New York Roosevelt Island model with special emphasis on graduate STEM education

•                  Focus on commercialization of research and partnership/co-location with private sector innovators

•                  JBG SMITH controls approximately 1.9 million square feet of new development density immediately across the street from the planned innovation campus

•                  Additional master’s degree programs in computer science and related fields at George Mason University’s Arlington Campus ($375M from the Commonwealth and George Mason University)

•                  K-12 tech education and internship programming to connect higher ed students to tech jobs ($50M from the Commonwealth)

This aggregate investment represents multiples of Arlington County’s capital spending over the past decade.  Most of this third-party investment is directed to transportation projects that are likely to foster better walkability, smarter urban planning, and sustained job growth.  These investments are pivotal for National Landing, and they will be decisive in creating an amenity-rich, walkable environment that can accommodate considerable population growth and employment for decades to come.  We expect the planning of these infrastructure and education investments to begin immediately with the majority of these projects expected to be completed over the next 3-7 years.  This substantial investment comes in addition to the regional agreement earlier this year to devote $500 million annually in dedicated funding to the Metro system, which we do not believe would have happened without Amazon and the HQ2 search process.

Near-Term JBG SMITH Portfolio Impact

After adjusting for the proposed land sale to Amazon, approximately 42% of the total JBG SMITH portfolio is located within a ½ mile of Amazon’s new headquarters, including 51% of our Operating Portfolio and Under Construction assets and 33% of our Future Development Pipeline.  Since the HQ2 process began last year, we have seen an increase in market demand for space in National Landing.  As anticipation grew throughout the summer, we believe that we were successful in translating that demand into better lease economics on existing and to-be-constructed commercial space.  These better economics came in the form of higher asking office rents, lower tenant concessions, higher contractual rental growth rates, mark-to-market reset provisions, and fixed rent escalators as high as 15% of initial face rates.  We have also seen a dramatic increase in demand from retailers looking to locate in our initial phases of placemaking development.  Since the announcement, we have had a further wave of increased inquiries.  We believe that this increase in demand for our holdings in National Landing will continue, and likely amplify, as Amazon grows in the submarket.

In addition, we have been actively pursuing asset acquisition candidates in National Landing.  To date, these candidates have primarily consisted of existing multifamily assets with additional development rights, and land assets close to our existing holdings or in submarkets close to National Landing.  Before the end of 2018 we expect to close on land that we currently control under an option agreement with estimated potential development density of 1.2 million square feet for a purchase price of approximately $19 per square foot that is located directly across the street from the planned Virginia Tech Innovation Campus.  We are actively pursuing other opportunities and may close on some of these as 1031 exchanges from the proposed Amazon land sale.

Operating Portfolio

Our National Landing Operating portfolio consists of approximately 6.2 million square feet of office and 2,850 multifamily units.  This square footage constitutes approximately 51% of our Operating and Under Construction portfolios.  The weighted average remaining lease term for our office and retail space in National Landing is 4.9 years, which aligns well with the expected delivery of Amazon’s new buildings and should allow us to capture an increase in office rents as the planned improvements to the submarket are completed over the next 5 years.  Overall, we believe the arrival of Amazon’s headquarters, along with our planned placemaking enhancements, will help drive material increases in the value of our existing office, retail and multifamily assets in National Landing.  We further believe that Amazon’s HQ will have a positive impact on our holdings located in submarkets with a short commute to National Landing, including the Washington, DC submarkets of the Ballpark, Shaw, Union Market and NoMa.

First Tranche of Development Opportunity in National Landing

Our underlying strategy for repositioning the submarket through the development of mixed-use placemaking retail and amenities with a heavy focus on multifamily has not fundamentally changed.  As previously announced, we intend to commence construction on Central District Retail prior to the end of this year.  As a result of Amazon’s selection of National Landing, we also intend to accelerate the planning, entitlement, design, and construction of 1770 Crystal Drive and 1900 Crystal Drive (North and South Towers).

The plans for our highly anticipated Central District Retail passed the critically important milestone of Arlington County zoning approval in October. We intend to commence construction of this project prior to the end of this year.  It will comprise approximately 109,000 net rentable square feet (approximately 130,000 gross square feet) and will serve as the foundation of anchor amenities from which future phases of placemaking development will emanate in the submarket.  The primary anchors of the project will be a 49,000 square foot Alamo Drafthouse Cinema and a specialty grocer.  The strength of Alamo Drafthouse Cinema, which was recently ranked the number one North American movie theater chain in a Market Force Information survey, combined with the strong demand that we have seen from other local retail operators, validates our merchandising strategy and provides a catalyst for our placemaking efforts in the market.  As we continue to execute on our strategy to reposition the submarket, Central District Retail will be the starting point for our long-term vision and reflect our emphasis on placemaking and walkability.

1770 Crystal Drive, an out-of-service office building, consists of approximately 272,000 net rentable square feet of office and retail space.  Amazon intends to prelease 100% of the office portion of the building.  We expect to commence construction prior to the end of the year with Amazon taking occupancy at the end of 2020.

As currently planned, 1900 Crystal Drive will comprise approximately 750 multifamily units in two buildings. We are in the process of finalizing approvals for the project and demolishing the existing out-of-service office building.  We will then be in a position to commence construction by early 2020.  Although our base case assumes multifamily construction, like many of our National Landing Future Development assets, this project could switch to office in the event of a substantial or full building pre-lease.

These three assets total approximately 980,000 estimated rentable square feet, approximately $550 million of estimated incremental investment, and produce a weighted average targeted NOI yield on our estimated incremental investment of 6.7%-7.1%.

Remaining Future Development Pipeline in National Landing

Excluding Amazon’s proposed land purchase, we control 7.4 million square feet of additional development opportunities in National Landing, which constitutes approximately 45% of our total Future Development Pipeline and positions JBG SMITH extremely well to develop assets that will capture future increases in market demand.  After accounting for the proposed land sale to Amazon, and the approximately 1.2 million square feet of first tranche developments, we control approximately 6.2 million square feet of office and multifamily development opportunities in National Landing, all of which are advancing through the planning, entitlement and design process for potential future development.  The exact timing and phasing of these developments will be determined by market conditions and balance sheet capacity, but Amazon’s planned growth in National Landing is expected to drive considerable demand for new supply for many years to come.  It is important to note that only approximately 15% of the additional development opportunities in National Landing are currently income producing, all of which have short-term leases that provide flexibility to execute our development plans.

Material Long-Term Market Impact

As a growth engine, we expect Amazon to provide a powerful economic catalyst that will ultimately lead to the healthy diversification of our local economy and kick-start the development of a technology ecosystem that has long searched for its footing in the DC region.  As Amazon fills out its footprint in National Landing, and as JBG SMITH executes on its strategy to reposition the submarket, we expect to see office and residential rents in this submarket surpass other close-in Virginia submarkets and to converge with those of Washington, DC.  As recently as 2007, commercial rents in Rosslyn and National Landing were equivalent.  Since the last downturn Rosslyn has maintained an approximately 20% rental rate premium.  As vacancy in National Landing burns off and technology job growth gains momentum, we expect National Landing to invert this dynamic, surpassing Rosslyn as the most valuable Northern Virginia submarket, and approach convergence with Washington, DC.

The example of Seattle is instructive as Amazon has had a significant positive impact on the economic and real estate fundamentals in that market over a very short time period.

The following charts show the impact Amazon and technology company expansions have had on job growth and real estate fundamentals in Seattle.  From 2010 to 2018, Seattle added approximately 170,000 additional jobs as a result of Amazon.  Some of those jobs were likely created by the more than 5.5 million square feet of new technology expansions into Seattle from 2011 to 2017, as Amazon grew its campus in South Lake Union.

Source: BLS, Eastdil

Source: Eastdil

The following chart shows the impact technology companies have had on office market rent growth.  The overall Metro DC office market has seen limited rent growth post-downturn (2010 to 2018) of just 1.6% annually. By contrast, markets with strong concentrations of consumer technology companies experienced strong annual office rent growth of between 4.1% and 7.6% annually over the same time period — far in excess of more traditional markets like New York and Chicago.

Source: JLL Research

The following chart shows Amazon’s impact on occupancy and office rent growth in South Lake Union.  Beyond the catalyst from the expected introduction of a significant tech industry concentration into the broader Metro market, we believe that Amazon will have a similar impact on National Landing’s office market as it did in South Lake Union — the core of Amazon’s campus in Seattle starting in 2010. Historical fundamentals illustrate similar conditions in both South Lake Union and National Landing before Amazon, as well as the potential for future growth.

Source: JLL Research for all except as noted above, 2018 reflects Q1 statistics

(1) National Landing was previously known as Crystal City

(2) National Landing 2018 Occupancy is based on Q3 2018 JBGS Portfolio (market is at 79%)

The following chart shows Amazon’s impact on Class B office rent growth in South Lake Union.  This uplift in South Lake Union office rents was not solely due to the construction of new buildings that grew average rents.  Existing, Class B office product saw even more substantial rent growth than the overall market. We believe that growth was due to the tech ecosystem anchored by a tenant of Amazon’s size. Early in their life cycle, startups and spinoffs are often too small and too value-conscious for Class A buildings.  However, their desire to recruit the same talent as Amazon drives them to co-locate near these larger tenants, which in turn, helps bolster demand for less-expensive Class B buildings.

Source: JLL Research, 2018 reflects Q1 statistics

(1) National Landing was previously known as Crystal City

The following chart shows the impact a technology catalyst has on multifamily rent growth.  A diverse economy with a technology catalyst doesn’t just drive office rents — it attracts new consumers of high-quality multifamily supply. As part of its package of employment incentives, Amazon has committed to pay an average wage of at least

$150,000, which compares favorably to an average estimated tech salary of $132,000 in Seattle according to GeekWire, and a median household income of $108,706 in Arlington, Virginia according to the Census Bureau. These high-earning knowledge workers can afford rents sufficient to support the construction of new multifamily product, which in turn enables the delivery of placemaking street retail and the overall repositioning of a growing submarket.  They also typically drive continued rent growth in this segment of the market as job growth and demand continue.

Source: JLL Research

Ample Capacity to Fund Growth

As of September 30, 2018, our Net Debt/Adjusted EBITDA ratio was 6.7x, and our Net Debt/Total Enterprise Value was 30.8%.  We expect to invest approximately $565 million in the Amazon leases at 241 18th Street S. and 1800 South Bell Street, 1770 Crystal Drive, Central District Retail, and 1900 Crystal Drive over the next three years.  Based on the planned deliveries of our Under Construction assets, as well as the first tranche of development listed above, were we to fund these developments entirely on our balance sheet, we would expect our Net Debt/Adjusted EBITDA ratio to peak in the mid-7x’s and stabilize at or near current levels.  This does not assume any additional capital recycling activity beyond those transactions currently under contract or in negotiation. In addition, we have access to a wide range of capital sources to fund our future development opportunities in National Landing, including:

•                  Borrowings and draws from construction loans and our credit facility

•                  Opportunities to capitalize on attractive market conditions to raise capital through asset sales and recapitalizations

•                  Since announcing the Amazon transaction, we have seen a significant increase in interest from third-party capital investors and potential joint venture partners

•                  Use of internal 1031 exchanges of the proceeds from the proposed land sale to Amazon into the development of multifamily assets

•                  A universal shelf registration on file including an At-The-Market offering program that allows us to access the equity market efficiently if market conditions warrant

Culture and Team

Amazon’s selection of National Landing for its new headquarters reflects the culmination of a sustained and persistent effort by JBG SMITH and our many partners in state and local government.  Over the past 14 months, our team invested considerable time and energy in this pursuit, with a focus on achieving an accretive outcome on both an immediate and a long-term basis. Amazon’s choice says a lot about our market and National Landing, but it also says a lot about the strength and depth of our team and our creative approach to deal making.  Having a great product to sell is critical.  Having the right team to sell it is decisive.  Our repositioning strategy and vision for placemaking in National Landing aligned well with Amazon’s objectives and were significant contributing factors to a successful outcome in this process.  The strong relationship we established with the Amazon team throughout this process was not only instrumental in our reaching this important starting line, but it will be critical in ensuring the successful execution of our shared vision along the way and will contribute to a coordinated, thoughtful, and productive approach to growth in National Landing for many years to come.

* * *

As promised earlier this year, we will reschedule our investor days in 2019 once we have completed the Amazon transactions and we will be circulating new dates soon.  In the meantime, we hope that this letter and the attached slides provide you with useful information.  As always, we encourage investors to come visit us to see our real estate and meet our team in person.  We thank you for your trust and confidence, and we look forward to the exciting opportunities ahead for all of us.

W. Matthew Kelly
Chief Executive Officer

INVESTOR PRESENTATION AMAZON HQ AT NATIONAL LANDING UPDATE DECEMBER 2018 Illustrative Central District Retail

2 DISCLOSURES Forward-Looking Statements Certain statements contained in this Investor Update may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words like “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this document. We also note the following forward-looking statements: expected key Amazon transaction terms, planned infrastructure improvements related to Amazon HQ at National Landing; the economic impacts of Amazon HQ at National Landing on the DC region and National Landing; our development plans related to Amazon HQ at National Landing; the expected accretion to our NAV as a result of the Amazon transaction and our future NAV growth rate, in the case of our Amazon lease transaction and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent,, estimated square feet, estimated number of units, the estimated construction start and occupancy dates, , estimated incremental investment, targeted NOI yield; and in the case of our future development opportunities, estimated potential development density. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: negotiation and execution of definitive documentation with Amazon, legislative approval of the government incentives, adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of such statement. Pro Rata Information We present certain financial information and metrics in this presentation “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with Generally Accepted Accounting Principles in the United States. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization. We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

3 DISCLOSURES With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistently with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. Market Data This Investor Update includes market data prepared for us by Jones Lang LaSalle Americas, Inc., a nationally recognized real estate consulting firm, or JLL. This JLL provided market data includes estimates, forecasts and projections, and such information is included in reliance on JLL’s authority as an expert on such matters. The estimates, forecasts, and projections prepared by JLL are based on data (including third-party data), significant assumptions, proprietary methodologies, and the experience and judgment of JLL. No assurance can be given regarding the accuracy or appropriateness of the assumptions and judgments made, or the methodologies used, by JLL. There is no assurance that any of the forecasted or projected outcomes will be achieved, and the Company’s shareholders should not place undue reliance on them. The application of alternative assumptions, judgments or methodologies could result in materially less favorable estimates, forecasts and projections than those contained in this presentation. Other real estate experts have different views regarding these forecasts and projections that may be more positive or negative, including in terms of the timing, magnitude and direction of future changes. In addition, we have obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information. All other information shown as of September 30, 2018 and all data shown at JBG SMITH’s share, unless otherwise noted. Amazon HQ at National Landing Information All information regarding Amazon HQ at National Landing deal terms, leased space, purchased assets and expected engagement of JBG SMITH as exclusive fee developer, asset manager and retail leasing agent, as well as anticipated commencement of predevelopment, planning and construction, reflect proposed arrangements with Amazon. JBG SMITH can provide no assurance that it will enter into definitive documentation with respect to such arrangements. Definitions and Reconciliations For certain definitions and reconciliations see pages 26-29.

4 KEY TAKEAWAYS – AMAZON HQ AT NATIONAL LANDING Illustrative Pen Place Public Plaza Illustrative National Landing (North District) Reflects (a) $2.5 billion investment by Amazon; (b) up to $295 million of non-general fund money in transportation projects that will improve mobility in the region; (c) performance-based investments of up to $375 million over 20 years for new master’s degree programs in computer science and related fields at George Mason’s Arlington campus and for Virginia Tech to establish a new Innovation Campus in Alexandria, both of which are subject to a one-to-one match from the universities with philanthropic funds; and (d) Arlington County and the City of Alexandria plan to fund over $570 million for transportation projects. Real estate transaction is NAV accretive on a standalone basis Over $4.3 billion (1) of third-party investments in National Landing Positive near-term JBG SMITH portfolio impact through accelerated market stabilization and submarket repositioning Significant long-term market impact due to expected occupancy gain and income growth Ample capacity to fund growth

5 SITUATION OVERVIEW AMAZON HAS SELECTED JBG SMITH AS ITS PARTNER TO HOUSE AND DEVELOP HQ AT NATIONAL LANDING (1) JBG SMITH REACHED AN AGREEMENT GIVING AMAZON EXCLUSIVE RIGHTS TO LEASE SPACE IN SEVERAL JBG SMITH BUILDINGS AND TO PURCHASE LAND OWNED BY JBG SMITH IN NORTHERN VIRGINIA’S NATIONAL LANDING Illustrative Pen Place (1) Subject to negotiation and execution of definitive documentation between Amazon and JBG SMITH. See “Amazon HQ at National Landing Information” on page 3.

6 WHAT IS NATIONAL LANDING? PEDESTRIAN BRIDGE TO DCA TRANSIT HUB WITH NEW RAIL STATION JBG SMITH AMAZON N NATIONAL LANDING IS THE NEWLY DEFINED INTERCONNECTED AND WALKABLE NEIGHBORHOOD THAT ENCOMPASSES CRYSTAL CITY, THE EASTERN PORTION OF PENTAGON CITY AND THE NORTHERN PORTION OF POTOMAC YARD AMAZON LEASE FROM JBGS AMAZON PURCHASE FROM JBGS WASHINGTON, DC 0.4 MILES AWAY ROUTE 1 IMPROVEMENTS REAGAN NATIONAL AIRPORT NEW METRO ENTRANCE

7 AMAZON HQ AT NATIONAL LANDING DEAL – NAV ACCRETIVE REAL ESTATE TRANSACTION ON A STAND-ALONE BASIS Proposed Amazon Deal Terms(1) Key terms of the proposed HQ at National Landing transaction include: Amazon is expected to lease approximately 537,000 square feet of existing office space at 241 18th Street S., 1800 South Bell Street, and 1770 Crystal Drive, generating a combined net effective rent of approximately $35 per square foot Amazon is expected to purchase four land sites in our Future Development Pipeline with Estimated Potential Development Density of up to 4.1 million square feet (Met 6, 7, 8 and Pen Place) for $294 million, producing NAV accretion of over $1.00/share, closing as early as 2019 and 2020, respectively Amazon is expected to engage JBG SMITH as its development partner, property manager, and retail leasing agent at rates, more than offsetting declining legacy JBG Fund fees Illustrative Pen Place Public Plaza (1) Subject to negotiation and execution of definitive documentation between Amazon and JBG SMITH. See “Amazon HQ at National Landing Information” on page 3.

8 NATIONAL LANDING – AMAZON IMPACT AND FUTURE OPPORTUNITIES JBGS EXISTING Approximately 6.2M SF of Office 4.9 Years Weighted Average Remaining Lease Term Approximately 2,850 Multifamily Units JBGS INVESTMENT OPPORTUNITIES Approximately 7.4M SF (1) AMAZON LEASE FROM JBGS Approximately 537K SF Initial Occupancy Expected Q2/Q3 2019 Approximately 4.1M SF CENTRAL DISTRICT RETAIL AMAZON COMMITMENTS(2) 25K+ Knowledge-Worker Jobs Over $150K Average Wage $2.5B Capital Investment JBGS EXISTING JBGS INVESTMENT OPPORTUNITIES LEGEND AMAZON LEASE FROM JBGS INFRASTRUCTURE (STATE & LOCAL FUNDED) AMAZON PURCHASE FROM JBGS KEY 1770 Crystal Drive 241 18th Street S. 1800 South Bell Met 7 Met 8 Met 6 Pen Place 1900 Crystal Drive (Off Map) Virginia Tech Innovation Campus REAGAN NATIONAL AIRPORT AMAZON PURCHASE FROM JBGS N THE PENTAGON WASHINGTON, DC (0.4 Miles) JBG SMITH NATIONAL LANDING INFRASTRUCTURE (STATE & LOCAL FUNDED) $1.8B Total Value(3) 1 2 3 4 5 6 7 8 Excludes up to 4.1 million square feet of estimated potential density that Amazon is expected to purchase from JBGS. Includes Central District Retail, 1770 Crystal Drive, and 1900 Crystal Drive. Per Memorandum of Understanding between Amazon and the Commonwealth of Virginia. Reflects an investment of (a) up to $850 million in local infrastructure projects that will improve mobility in the region; (b) up to $925 million in education, including a Virginia Tech-anchored innovation campus, additional master’s degree programs in computer science and related fields at George Mason University’s Arlington Campus, and K-12 tech education and internship programming. Funding for Virginia Tech and George Mason University related investments will be provided by the Commonwealth of Virginia, as well as university philanthropic funds. New Metro Entrance New Rail Station and Airport Pedestrian Bridge Route 1 Improvements

9 SUMMARY OF NEAR-TERM INVESTMENT OPPORTUNTIES IN NATIONAL LANDING ANTICIPATED WEIGHTED AVERAGE TARGETED NOI YIELD OF 6.7%-7.1% (1) ON ESTIMATED INCREMENTAL INVESTMENT OF $550M FOR 1770 CRYSTAL DRIVE, CENTRAL DISTRICT RETAIL, AND 1900 CRYSTAL DRIVE FIRST TRANCHE OF DEVELOPMENT OPPORTUNITY AMAZON LEASE TRANSACTIONS Note: All ($) shown above represent Estimated Incremental Investment. 1770 Crystal Drive, Central District Retail, and 1900 Crystal Drive images are illustrative. Targeted NOI yield is based on management’s estimates of incremental investment and property-related revenue and operating expenses for each asset included. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks, and uncertainties. The incremental investment and property-related revenue and operating expenses for our assets may differ materially from the estimates provided. 1770 Crystal Drive is a full building lease to Amazon, as well as a development opportunity. All Amazon lease related costs are associated with the redevelopment of the asset. Density denotes net rentable office square footage. Amazon Leases Approximately $15M 279K NRSF Occupancy 2019 241 18th Street S. 1800 South Bell Street 1770 Crystal Drive(2) N/A 258K NRSF(3) Occupancy 2020 1770 Crystal Drive Central District Retail Approximately $100M 109K NRSF (130K GSF) Construction Start Q4 2018 Central District Retail 1900 Crystal Drive Approximately $370M 750 Units / 30K GSF Retail Construction Start 2019 1900 Crystal Drive (South Tower in Foreground) 1770 Crystal Drive 1770 Crystal Drive(2) Approximately $80M 272K NRSF (280K GSF) Construction Start Q4 2018 TOTAL: $15M TOTAL: $550M

REAGAN NATIONAL AIRPORT N JBGS EXISTING JBGS INVESTMENT OPPORTUNITIES LEGEND AMAZON LEASE FROM JBGS AMAZON PURCHASE FROM JBGS 10 AMAZON HQ AT NATIONAL LANDING LEASE TRANSACTIONS + JBG SMITH INVESTMENT OPPORTUNITIES 1900 Crystal Drive (North Tower) 1900 Crystal Drive (South Tower) 1770 Crystal Drive 241 18th Street S. 1800 South Bell Street Note: 1770 Crystal Drive and 1900 Crystal Drive images are illustrative.

11 NATIONAL LANDING FIRST TRANCHE OF DEVELOPMENT – CENTRAL DISTRICT RETAIL 109K NET RENTABLE SQUARE FEET (130K GROSS SQUARE FEET) $100M OF ESTIMATED INCREMENTAL INVESTMENT NEW METRO ENTRANCE AMENITY RETAIL GROCERY ANCHOR IMPROVED STREETSCAPE ALAMO THEATRE ANCHOR Illustrative Crystal Drive Retail

12 NATIONAL LANDING FIRST TRANCHE OF DEVELOPMENT – 1900 CRYSTAL DRIVE ~ 750 UNITS OF MULTIFAMILY IN TWO BUILDINGS ~ 30K SQUARE FEET OF RETAIL $370M OF ESTIMATED INCREMENTAL INVESTMENT 2019 CONSTRUCTION START Illustrative Central District Retail Illustrative 1900 Crystal Drive (South Tower in Foreground) Illustrative 1900 Crystal Drive (North Tower in Foreground)

13 INVESTMENT OPPORTUNITIES IN NATIONAL LANDING Note: Approximate estimated potential development densities based upon initial planning. Uses may change based on market conditions. 1800 South Bell Street Land ~500K Square Feet 1770 Crystal Drive ~280K Square Feet 2001 Jefferson Davis Highway Land ~650K Square Feet 223 23rd Street ~1.0M Square Feet Airport Infill ~750K Square Feet 4 6 7 1 5 Potomac Yard (off map) ~1.9M Square Feet REAGAN NATIONAL AIRPORT N 2 9 9 9 4 5 6 7 JBGS EXISTING JBGS FUTURE DEVELOPMENT LEGEND AMAZON LEASE FROM JBGS AMAZON PURCHASE FROM JBGS 1900 Crystal Drive ~750K Square Feet 3 FIRST TRANCHE 101 12th Street ~260K Square Feet 8 RiverHouse Land ~1.1M Square Feet 9 1 8 Central District Retail ~130K Square Feet 2 FUTURE OPPORTUNITIES 3 10

14 HQ SOUTH LAKE UNION AND HQ NATIONAL LANDING HAVE COMPARABLE SCALE AND ROOM TO GROW HQ AT SOUTH LAKE UNION (SEATTLE) HQ AT NATIONAL LANDING SEATTLE CBD CURRENT AMAZON LOCATIONS SOUTH LAKE UNION N INITIAL AMAZON LOCATIONS JBG SMITH ASSETS N

15 Seattle’s long-term growth rate from 1991-2009 (pre-HQ1) was 1.4% annually Amazon grew from about 6,000 employees to 45,000 employees FAST-GROWING COMPANIES LIKE AMAZON ARE CATALYSTS FOR THE ENTIRE MARKET Source: BLS, Eastdil Since HQ1, Seattle saw 169,000 jobs above what would be implied by their historical growth rate net Amazon’s growth. 1.4% ; 196 39 169 0 50 100 150 200 250 300 350 400 450 Seattle 2010-2018 Jobs (Thousands) TECH CATALYST IMPACT ESTIMATE ANALYSIS Normal Growth Amazon Direct Catalyst Impact

16 Since HQ1, these are just some of the companies who have expanded to Seattle and driven that follow-on job growth. HQ1 DROVE JOB GROWTH BEYOND AMAZON ALONE – IT BROUGHT OTHER HIGH-TECH COMPANIES INTO THE MARKET Source: Eastdil 83,000 SF 295,300 SF 321,700 SF 649,300 SF 1.3M SF 2.8M SF 167,000 SF 102% 77% 9% 102% 100% 117% YoY Percentage Growth: 2011 2012 2013 2014 2015 2016 2017+ TECH EXPANSIONS TO SEATTLE SINCE 2011 (SF)

17 TECH MARKETS: Avg. $15.39 Growth TRADITIONAL MARKETS: Avg. $6.19 Growth TECH CATALYSTS HAVE DRIVEN DRAMATIC OUTPERFORMANCE IN THE OFFICE MARKET Source: JLL Research MARKETS WITH STRONG CONCENTRATION OF CONSUMER TECHNOLOGY COMPANIES HAVE SEEN GREATER OFFICE RENT GROWTH THAN THE MARKETS WITHOUT THEM TOTAL $ GROWTH $4.79 $14.46 $24.82 $11.95 $10.31 $5.11 $7.27 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% METRO DC SEATTLE BAY AREA AUSTIN BOSTON CHICAGO NEW YORK 2010 - 2018 OFFICE RENT GROWTH

18 SOUTH LAKE UNION BEFORE AMAZON HAD SIMILAR OFFICE FUNDAMENTALS TO NATIONAL LANDING TODAY IN SEATTLE, SOUTH LAKE UNION WAS A SLOW GROWTH MARKET LIKE NATIONAL LANDING BEFORE AMAZON ARRIVED OCCUPANCY IMPROVED AND RENT GROWTH SWITCHED FROM NEGATIVE TO POSITIVE AS AMAZON EXPANDED ITS CAMPUS (2) Source: JLL Research for all except as noted above, 2018 reflects Q1 statistics National Landing was previously known as Crystal City National Landing 2018 Occupancy is based on Q3 2018 JBGS Portfolio (market is at 79%) Pre-Amazon Post-Amazon Pre-Amazon 72.7% 82.4% 95.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% SOUTH LAKE UNION 2010 NATIONAL LANDING 2018 SOUTH LAKE UNION 2018 OFFICE OCCUPANCY: SOUTH LAKE UNION vs. NATIONAL LANDING - 0.3% 0.2% 5.2% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% SOUTH LAKE UNION 2002-2010 NATIONAL LANDING 2010-2018 SOUTH LAKE UNION 2010-2018 OFFICE RENT GROWTH: SOUTH LAKE UNION vs. NATIONAL LANDING Post - Amazon

19 CLASS B OFFICE RENTS IN SOUTH LAKE UNION BENEFITED FROM AMAZON’S ARRIVAL Source: JLL Research, 2018 reflects Q1 statistics (1) National Landing was previously known as Crystal City. IT WASN’T JUST CLASS A OR NEW BUILDING OFFICE RENTS THAT GREW AS AMAZON EXPANDED IN SOUTH LAKE UNION SURROUNDING CLASS B BUILDINGS BENEFITED AFTER A PERIOD OF RENTAL RATE DECLINES – SIMILAR TO NATONAL LANDING’S RECENT PAST Pre-Amazon Post-Amazon - 4.5% 0.4% 6.4% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% SOUTH LAKE UNION 2002-2010 NATIONAL LANDING 2010-2018 SOUTH LAKE UNION 2010-2018 CLASS B RENT GROWTH: SOUTH LAKE UNION vs. NATIONAL LANDING (1)

20 TECH CATALYSTS HAVE ALSO DRIVEN OUTPERFORMANCE IN THE MULTIFAMILY MARKET Source: JLL Research TECH MARKETS TRADITIONAL MARKETS MARKETS WITH STRONG CONCENTRATION OF CONSUMER TECHNOLOGY COMPANIES ALSO SEE INCREASED DEMAND FOR EMPLOYEE HOUSING, DRIVING OUTPERFORMANCE IN RESIDENTIAL RENT GROWTH 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% METRO DC SEATTLE BAY AREA AUSTIN BOSTON CHICAGO NEW YORK 2010 - 2018 MULTIFAMILY RENT GROWTH

21 CONCLUSION – AMAZON HQ AT NATIONAL LANDING Illustrative Pen Place Public Plaza Illustrative National Landing (North District) Reflects an investment of (a) $2.5 billion investment by Amazon; (b) to $850 million in local infrastructure projects that will improve mobility in the region; (b) up to $925 million in education, including a Virginia Tech-anchored innovation campus, additional master’s degree programs in computer science and related fields at George Mason University’s Arlington Campus, and K-12 tech education and internship programming. Funding for Virginia Tech and George Mason University related investments will be provided by the Commonwealth of Virginia, as well as university philanthropic funds. Real estate transaction is NAV accretive on a standalone basis Over $4.3 billion (1) of third-party investments in National Landing Positive near-term JBG SMITH portfolio impact through accelerated market stabilization and submarket repositioning Significant long-term market impact due to expected occupancy gain and income growth Ample capacity to fund growth

APPENDIX Illustrative 1770 Crystal Drive

23 FUTURE DEVELOPMENT OPPORTUNITIES (AT JBG SMITH SHARE) Illustrative Central District Retail Estimated Potential Development Density (SF) as of September 30, 2018 (1) Region Number of Assets Total Office Multifamily Retail Owned DC DC Emerging 7 1,678,400 312,100 1,357,300 9,000 DC Mature 2 336,200 324,400 - 11,800 9 2,014,600 636,500 1,357,300 20,800 VA National Landing 16 8,875,600 5,110,200 3,420,700 344,700 Reston 5 3,483,200 1,299,800 1,971,400 212,000 Other VA 4 220,600 88,200 121,300 11,100 25 12,579,400 6,498,200 5,513,400 567,800 MD Silver Spring 1 1,276,300 - 1,156,300 120,000 Greater Rockville 4 126,500 19,200 88,600 18,700 5 1,402,800 19,200 1,244,900 138,700 Total/weighted average 39 15,996,800 7,153,900 8,115,600 727,300 Optioned (2) DC DC Emerging 3 1,793,600 78,800 1,498,900 215,900 VA National Landing 1 1,200,000 600,000 600,000 - Other VA 1 11,300 - 10,400 900 2 1,211,300 600,000 610,400 900 Total/weighted average 5 3,004,900 678,800 2,109,300 216,800 Total/Weighted Average 44 19,001,700 7,832,700 10,224,900 944,100 The expected arrival of Amazon HQ at National Landing has changed our business plans and, as a result, our estimated potential development density and use for certain assets has changed. The table below reconciles the changes from our Future Development Pipeline as of September 30, 2018 with our current Future Development Pipeline and presents the effect the proposed land sales to Amazon will have on our Future Development Pipeline. Future Development Pipeline as of September 30, 2018 43 19,001,700 7,832,700 10,224,900 944,100 Adjustments 1 1,379,100 2,124,000 (679,000) (65,900) Adjusted Future Development Pipeline 44 20,380,800 9,956,700 9,545,900 878,200 Proposed land sales to Amazon (4) (4,082,000) (4,082,000) - - Remaining Future Development Pipeline 40 16,298,800 5,874,700 9,545,900 878,200 The table below presents the effect the proposed land sales to Amazon and the expected commencement of the first tranche of development opportunity at National Landing are expected to have on our Adjusted Future Development Pipeline in National Landing. Adjusted Future Development Pipeline in National Landing 17 11,454,700 7,834,200 3,341,700 278,800 Proposed land sales to Amazon (4) (4,082,000) (4,082,000) - - Remaining Future Development Pipeline 13 7,372,700 3,752,200 3,341,700 278,800 Central District Retail, 1770 Crystal Drive, & 1900 Crystal Drive (3) (1,171,000) (283,000) (709,200) (178,800) Future Development Pipeline in National Landing 10 6,201,700 3,469,200 2,632,500 100,000

24 FUTURE DEVELOPMENT OPPORTUNITIES Illustrative Central District Retail “Estimated Potential Development Density” reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2018. Our business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates. As of September 30, 2018, the weighted average remaining term for the optioned future development assets is 4.0 years.

25 STRONG BALANCE SHEET TO FUND FUTURE GROWTH Significant Liquidity and Access to Capital Capitalization Borrowings and draws from construction loans and our credit facility Opportunities to capitalize on attractive market conditions to raise capital through asset sales and recapitalizations Since announcing the Amazon transaction, we have seen a significant increase in interest from third party capital investors and potential joint venture partners Use of internal 1031 exchanges of the proceeds from the proposed land sale to Amazon into the development of multifamily assets A universal shelf registration on file, including an At-The-Market offering program that allows us to access the equity markets efficiently if market conditions warrant Net Debt/Adjusted EBITDA ratio expected to peak in the mid-7x’s, and stabilize at or near current levels, were we to fund our Under Construction assets and the first tranche of development in National Landing entirely on our balance sheet, assuming no additional capital recycling activity beyond those transactions currently under contract or in negotiation Debt Structure(2) Leverage Metrics(1) Leverage metrics as of 9/30/18 shown at JBG SMITH share. Floating rate debt includes floating rate loans with interest rate caps. Fixed rate debt includes floating rate loans with interest rate swaps. Net Debt / Total Enterprise Value 30.8% Net Debt /Annualized Adjusted EBITDA 6.7x Secured Debt 27 % Term Loan 4% Equity 69% Fixed rate debt 75% Floating rate debt 25%

26 DEFINITIONS Non-GAAP Measures This Investor Update includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this investor presentation. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this investor presentation: Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDA, and Annualized Adjusted EBITDA Management uses these non-GAAP financial measures as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains on sales of depreciated real estate and impairment losses of depreciable real estate, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies. “Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as non-recurring transaction and other costs, gain (loss) on the extinguishment of debt, gain on sale of non-operating real estate, distributions in excess of our net investment in consolidated real estate ventures, gain on the bargain purchase of a business and share-based compensation expense related to the Formation Transaction. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period. “Annualized Adjusted EBITDA,” a non-GAAP financial measure, represents Adjusted EBITDA for the three months ended September 30, 2018 times four. Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is following these definitions. Estimated Potential Development Density Estimated Potential Development Density ‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2018. See Slide “Future Development Opportunities (at JBG SMITH share) for the expected affect of the Amazon transaction. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

27 DEFINITIONS Estimated Incremental Investment “Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of September 30, 2018 adjusted for the Amazon transaction, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs, ground rent expenses and capitalized payroll costs. Net Debt “Net Debt” is a non-GAAP measure that represents total pro forma indebtedness less cash and cash equivalents, which have been adjusted for expected facility draws and proceeds from secured financings less estimated transaction costs. We use net debt to review the liquidity of our operations and believe that net debt provides useful information to management and shareholders regarding the level of indebtedness and our ability to pursue business opportunities and investments. Net debt is not a measure of our liquidity under GAAP and should not be considered an alternative to cashflows from operating or financing activities. Net Operating Income ("NOI"), Estimated Stabilized NOI and Targeted NOI Yield “NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. This Investor Update also contains management’s estimate of targeted NOI yield on incremental investment for our near-term investment opportunities in National Landing, which are based on management’s estimates of incremental investment and property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The actual incremental investment and property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Presentation. Management’s projections of NOI yield are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the targeted NOI yield set forth in this Investor Update will be achieved. “Targeted NOI yield" means our estimated stabilized NOI reported as a percentage of estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the targeted NOI yield based on the actual incremental investment to complete the assets and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the targeted NOI yields described in this Investor Update. Targeted NOI yield is based on management’s estimate of incremental investment and property related revenue and operating expenses for each asset included and may not be consistent with actual NOI yields on such opportunities. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The actual incremental investment and property-related revenue and operating expenses for our assets may differ materially from the estimates presented. Management’s targeted NOI yield is not a projection of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the targeted NOI yield will be achieved. As a part of our standard development underwriting process, we analyze the estimated initial full year stabilized NOI yield we expect to derive from each of our development assets and establish a targeted NOI yield on estimated incremental investment. We calculate the estimated initial full year stabilized NOI by subtracting the asset’s estimated initial full year stabilized operating expenses (before interest expense, income taxes (if any), depreciation and amortization and related property management fees) from its estimated initial full year stabilized cash revenue.

28 DEFINITIONS We caution you not to place undue reliance on the targeted yields on incremental investment we present in this Investor Update because they are based solely on our estimates, using data available to us in our development underwriting processes. Our actual initial full year NOI, actual property-related revenue, actual operating expenses and/or actual incremental investment may differ substantially from our estimates due to various factors, including unanticipated capital expenditures and other expenses, delays in the estimated start and/or completion date and other contingencies, delays and/or difficulties in completing, leasing and stabilizing these assets, failure to obtain estimated occupancy and rental rates, inability to collect anticipated rental revenues, tenant bankruptcies and unanticipated expenses at these assets that we cannot pass on to tenants. We can provide no assurance that the actual yields on our incremental investment will be consistent with the targeted NOI yields on estimated incremental investment set forth in this Investor Update. The Company does not provide reconciliations for non-GAAP estimates on a future basis, including estimated stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of targeted NOI yield to the most directly comparable GAAP measure is included in this Investor Update because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Net Asset Value (NAV) “Net Asset Value” (“NAV”) represents management’s estimate as of a particular date of the fair market value of our Operating Portfolio, Under Construction assets, Future Development Pipeline assets and our third-party asset management and real estate services business plus our pro rata share of tangible assets and cash and cash equivalents less our pro rata share of total debt and total tangible liabilities. The determination of estimated NAV involves a number of subjective assumptions, estimates and judgments that may not be accurate or complete and there are various methods of calculating NAV. Furthermore, estimated NAV is at a point in time and is subject to change in the future due to a number of factors, including the risks and uncertainties included in our “risk factors” that our included in our Annual Report on Form 10-K and other filings with the SEC. We regularly calculate an internal estimate of our NAV, which is the NAV we refer to in this presentation. Although this estimate is based on what we believe to be reasonable assumptions, our actual NAV may differ materially and investors should not place undue reliance on our estimated NAV. Investors may calculate different estimates of our NAV for many reasons, including, but not limited to, the use of different property-specific, general real estate, capital markets, economic and other assumptions, estimates and judgments. When we refer to an action as being “accretive” to NAV or to “NAV accretion,” we refer to an event that has caused us to increase our internal estimate of NAV. Square Feet ‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for office and other assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for the assets under construction and the near term development assets, management’s estimate of approximate rentable square feet based on current design plans as of September 30, 2018, or (iv) for future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of September 30, 2018 as adjusted for the Amazon transaction. Total Enterprise Value “Total Enterprise Value” means our total equity market capitalization plus our total consolidated and unconsolidated indebtedness less cash and cash equivalents. Under Construction ‘‘Under construction’’ refers to assets that were under construction during the three months ended September 30, 2018.

29 EBITDA and ADJUSTED EBITDA RECONCILIATION (NON-GAAP) Interest expense includes the amortization of deferred financing costs and the marking-to-market of interest rate swaps and caps, net of capitalized interest. Includes amounts incurred for transition services provided by our former parent, integration costs, severance costs, costs incurred in connection with recapitalization transactions and disposition and dead deal costs. Related to our investment in the real estate venture that owns 1101 17th Street. In June 2018, the mortgage loan payable that was collateralized by 1101 17th Street was refinanced eliminating the principal guaranty provisions that had been included in the prior loan. Distributions and our share of the cumulative earnings of the venture exceeded our investment in the venture by $5.4 million, which resulted in a negative investment balance. After the elimination of the principal guaranty provisions in the prior mortgage loan, we recognized the $5.4 million negative investment balance as income within “Income from unconsolidated real estate ventures, net” in our statements of operations for the nine months ended September 30, 2018. We have also suspended the equity method of accounting for this venture and recognized as income in the three and nine months ended September 30, 2018, $890,000 related to cash distributions. Adjusted EBITDA for the three months ended September 30, 2018 is annualized by multiplying by four. Adjusted EBITDA for the nine months ended September 30, 2018 is annualized by multiplying by 1.33. Net of premium/discount and deferred financing costs. Includes mortgage loan related to assets held for sale. x dollars in thousands Three Months Ended September 30, 2018 Nine Months Ended September 30, 2018 EBITDA, EBITDAre and Adjusted EBITDA Net income $ 26,382 $ 45,619 Depreciation and amortization expense 46,603 143,880 Interest expense (1) 18,979 56,263 Income tax benefit (expense) (841) (1,436) Unconsolidated real estate ventures allocated share of above adjustments 10,986 31,763 Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures — 129 EBITDA $ 102,109 $ 276,218 Gain on sale of interest in unconsolidated real estate venture (15,488) (15,488) ) Gain on sale of operating real estate (11,938) (45,334) ) EBITDAre $ 74,683 $ 215,396 Gain on sale of non-operating real estate — (455) ) Transaction and other costs (2) 4,126 12,134 Loss on extinguishment of debt 79 4,536 Reduction of gain on bargain purchase — 7,606 Share-based compensation related to Formation Transaction 8,387 26,912 Distributions in excess of our net investment in unconsolidated real estate venture (3) (890) (6,302) ) Unconsolidated real estate ventures allocated share of above adjustments — 30 Lease liability adjustments (2,543) (2,543) ) Allocated share of above adjustments to noncontrolling interests in consolidated real estate ventures — (124) ) Adjusted EBITDA $ 83,842 $ 257,190 Net Debt to Adjusted EBITDA (4) 6.7x 6.6x September 30, 2018 Net Debt (at JBG SMITH Share) Consolidated indebtedness (5) (6) $ 2,103,589 Unconsolidated indebtedness (5) 442,669 Total consolidated and unconsolidated indebtedness 2,546,258 Less: cash and cash equivalents 284,012 Net Debt (at JBG SMITH Share) $ 2,262,246 Less: Net Offering Proceeds $ 745,000 Proforma Net Debt to Adjusted EBITDA (at JBG SMITH Share) 4.5x

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